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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 7, 2000
                                          ----------------
                        (Date of earliest event reported)


                         Everflow Eastern Partners, L.P.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                      0-19279                 34-1659910
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 (State or other jurisdiction          (Commission            (I.R.S. Employer
       of incorporation)               File Number)          Identification No.)



585 West Main Street, P.O. Box 629, Canfield, Ohio                 44406
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     (Address of principal executive offices)                    (Zip Code)




     Registrant's telephone number, including area code:    (330)533-2692
                                                            -------------




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Item 5. Other Events
--------------------

         On April 30, 2000, Everflow Eastern Partners, L.P., a Delaware limited partnership (the "Company") offered to purchase up to 609,519 of its units of limited partnership interests (the "Units") at a price of $6.11 per Unit in cash (the "Purchase Price"), upon certain terms and conditions (the "Offer to Purchase"). Effective June 30, 2000, the Company accepted an aggregate of 206,531 Units at a price of $6.11 per Unit, net to Sellers in cash, for an aggregate amount of $1,261,904.41. Immediately after the acceptance of the tendered Units by the Company, there were 5,888,662 Units outstanding.


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                                    SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:  July 7, 2000              EVERFLOW EASTERN PARTNERS, L.P.

                                 By:  EVERFLOW MANAGEMENT LIMITED, LLC
                                      General Partner

                                 By:  EVERFLOW MANAGEMENT CORPORATION
                                      Managing Member


                                 By:  /s/ William A. Siskovic
                                      -------------------------------------
                                         William A. Siskovic
                                         Vice President and Treasurer